February 1, 2000


USURF America, Inc.
8748 Quarters Lake Road
Baton Rouge, Louisiana 70809

Re: Confidentiality Agreement

Gentlemen:

	In connection with the execution of an Agreement and Plan of Reorganization (the "Reorganization Agreement") among The Spinning Wheel, Inc., d/b/a CyberHighway of Bear River Valley, CyberHighway, Inc., the undersigned, Diggs W. Lewis, Jr., and USURF America, Inc., together with affiliates, including, without limitation, Santa Fe Wireless Internet, Inc., USURF America (Alabama), Inc., USURF America (Utah), Inc., and CyberHighway, Inc. (collectively, the "Company"), the Company has furnished, or may furnish, to the undersigned, Diggs W. Lewis, Jr., certain information concerning its business, financial position, operations, business contacts, assets and liabilities, as well as certain items of equipment useful in the Wireless Internet access business. As a condition to such information's being furnished to the undersigned and as a condition to the undersigned's entering into the Reorganization Agreement with the Company and in consideration of the Company's entering into the Reorganization Agreement, the undersigned agrees to treat any information concerning the Company (whether prepared by the Company, its advisors, or otherwise, and irrespective of the form of communication) which is furnished to the undersigned, or, in the future, will be furnished, by or on behalf of the Company (together with the material described below, herein collectively referred to as the "Confidential Material") in accordance with the provisions of this letter agreement, and to take or abstain from taking certain other actions hereinafter set forth.

	The undersigned understand that the term "Confidential Material" also includes all notes, analysis, compilations, studies, interpretations or other documents prepared by the Company or its representatives which contain, reflect or are based upon, in whole or in part, the information furnished to the undersigned. The term "Confidential Material" does not include information which (A) is or becomes generally available to the public other than as a result of a disclosure by the undersigned, or (B) was lawfully within the undersigned's possession prior to its being furnished to the undersigned by or on behalf of the Company, provided that the source of such information was not known by the undersigned to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company or any other party with respect to such information, or (C) is disclosed to the undersigned by a third party, provided that such third party was not known by the undersigned to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company or any other party with respect to such information.

	The undersigned hereby agrees that he will use the Confidential Material solely in connection with the undersigned's entering into the Reorganization Agreement, that the Confidential Material will be kept confidential and that the undersigned will not disclose any of the Confidential Material in any manner whatsoever.

	The undersigned hereby
agrees that he shall not reverse engineer, reverse assemble or otherwise attempt to recreate or duplicate any model or working model capable of performing the functions of any portion or all of the Company's Wireless Internet access system included in the Confidential Material.

	In addition, the undersigned agrees that, without the prior written consent of the Company, the undersigned will not disclose to any other person the fact that the Confidential Material has been made available to the undersigned, that discussions or negotiations are taking place concerning a possible transaction involving the Company, or any of the terms, conditions or other facts with respect thereto (including the status thereof), unless, in the opinion of the undersigned's counsel, such disclosure must be made by the undersigned in order that the undersigned not commit a violation of law. The term "person" as used in this letter agreement shall be broadly interpreted to include the media and any corporation, partnership, group, individual or other entity, but shall not include the Securities and Exchange Commission or the Federal Trade Commission as to any required filing with either such agency.

	In the event that the undersigned is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the Confidential Material, the undersigned will provide the Company with prompt written notice of any such request or requirement so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this letter agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Company, the undersigned is, nonetheless, in the opinion of counsel, legally compelled to disclose Confidential Material, the undersigned may, without liability hereunder, disclose only that portion of the Confidential Material specifically required by an order of Court. Additionally, the undersigned shall make every reasonable effort and take every reasonable action, including, without limitation, by cooperating with the Company, to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Material.

	At any time upon the request of the Company, the undersigned will promptly deliver to the Company or certify destruction of, at the Company's direction, all Confidential Material (and all copies thereof) furnished to the undersigned by or on behalf of the Company pursuant hereto. All oral Confidential Material provided to the undersigned shall continue to be held confidential hereunder. Notwithstanding the return or destruction of the Confidential Material, the undersigned will continue to be bound by obligations of confidentiality hereunder.

	The undersigned agrees that the Company, without prejudice to any rights to judicial relief he may otherwise have, shall be entitled to equitable relief, including injunctive relief and specific performance, in the event of any breach of the provisions of this letter agreement and that the undersigned will not oppose the granting of such relief. The undersigned also agrees that he will not seek and agrees to waive any requirement for the securing and posting of a bond in connection with the Company's seeking or obtaining such relief. In the event of litigation relating to this letter agreement, if a court of competent jurisdiction determines that the undersigned has breached this letter agreement, then the undersigned, and each of them, will be liable to pay to the Company the reasonable legal fees incurred in connection with such litigation, including any appeal therefrom. Also, in the event a court of competent jurisdiction determines that the undersigned has not breached this letter agreement, then the Company will be liable to pay to the undersigned the reasonable legal fees incurred in connection with such litigation, including any appeal therefrom.

	This letter agreement is for the benefit of the Company, and shall be construed (both as to validity and performance) and enforced in accordance with, and governed by, the laws of the State of Idaho applicable to agreements made and to be performed wholly within such jurisdiction. This letter agreement shall remain in full force and effect until terminated by the Company.

	Please confirm your agreement with the foregoing by signing and returning one copy of this letter to the undersigned whereupon this letter agreement shall become a binding agreement.

Very truly yours,



/s/ Diggs W. Lewis, Jr.
Diggs W. Lewis, Jr., individually

AGREED AND ACCEPTED as
of the date first written above:

USURF AMERICA, INC.


By: /s/ David M. Loflin
    David M. Loflin
Its:  President